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EXHIBIT 10.21.4

                       FOURTH AMENDMENT TO EMPLOYMENT AND
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                            NON-COMPETITION AGREEMENT
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     This  Fourth  Amendment  is  made  as of the 15th day of April 2002, by and between GEORGE R. JENSEN, JR. ("Jensen"), and USA TECHNOLOGIES, INC., a Pennsylvania corporation ("USA").
                                   Background
                                   ----------
     USA and Jensen entered into an Employment And Non-Competition Agreement dated November 20, 1997, a First Amendment thereto dated June 17, 1999, a Second Amendment thereto dated February 22, 2000, and a Third Amendment thereto dated January 16, 2002 (collectively, the "Agreement"). As more fully set forth herein, the parties desire to amend the Agreement in certain respects.

                                    Agreement
                                    ---------
     NOW, THEREFORE, in consideration of the covenants set forth herein, and intending to be legally bound hereby, the parties agree as follows:

1.  Amendments.
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A.     Subparagraph  (a)  of  Section  1.  Employment of the Agreement is hereby
                                           ----------
deleted and the following new subparagraph (a) is hereby substituted in its place:

          (a) USA shall employ Jensen as Chairman and Chief Executive Officer commencing on the date hereof and continuing through June 30, 2004 (the "Employment Period") and Jensen hereby accepts such employment. Unless terminated by either party hereto upon at least 60-days notice prior to end of the original Employment Period ending June 30, 2004, or prior to the end of any one year extension of the Employment Period, the Employment Period shall not be terminated and shall automatically continue in full force and effect for consecutive one year periods.

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     B.     Subparagraph  (a)  of  Section  2.  Compensation and Benefits of the
                                                -------------------------
Agreement is hereby deleted and the following new subparagraph (a) is hereby substituted in its place:

          (a) In consideration of his services rendered, commencing April 15, 2002, USA shall pay to Jensen a base salary of $180,000 per year during the Employment Period, subject to any withholding required by law. Jensens base salary may be increased from time to time in the discretion of the Board of Directors.

     C.  The  following new subparagraphs (v) and (vi) are added to Subparagraph
(b)  of  Section  2.  Compensation  and  Benefits  of  the  Agreement:
                      ---------------------------

          (v) On April 15, 2002, USA shall issue to Jensen 320,000 shares of fully vested Common Stock as a bonus. Jensen acknowledges that the Common Stock has not been registered under the Act or under any state securities law, and the Common Stock can not be sold or transferred unless such Common Stock has been registered under the Act or such state securities laws, or unless USA has received an opinion of its counsel that such registration is not required. Notwithstanding the foregoing, USA shall at its cost and expense prepare and file a registration statement with the Securities and Exchange Commission covering these shares for resale under the Act, and shall use its best efforts to have such registration statement declared effective and to remain current and effective. These shares shall represent the shares underlying the options to purchase up to 320,000 shares at $.40 per share which were granted to Jensen by USA in November 2001 (and which became vested in March 2002). These options shall be canceled upon the issuance to Jensen by USA of the shares with no payment by Jensen to USA.

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          (vi)  USA  shall  pay to Jensen the sum of $80,000 in cash in order to reimburse Jensen for the income tax payable by him as a result of the shares of Common Stock delivered to him as a bonus during the 2001 calendar year. These monies shall be paid to Jensen as follows: up to fifty percent on April 15, 2002, with the balance to be paid in six equal consecutive monthly installments commencing May 2002. In the alternative, and in lieu of any cash payment, Jensen may elect to receive shares of Common Stock or other securities of USA having a value equal to such cash payment.

     2.  Modification.  Except  as otherwise specifically set forth in Paragraph
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1,  the Agreement shall not be amended or modified in any respect whatsoever and shall  continue  in  full  force  and  effect.

3.  Capitalized  Terms.  Except  as  specifically provided otherwise herein, all
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capitalized  terms  used  herein shall have the meanings ascribed to them in the
Agreement.

4.  Effective  Time.  The amendments to the Agreement made in Paragraph 1 hereof
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shall  be  effective  from  and  after  the  date  of  the  Agreement.



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     IN  WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as  of  the  day  and  year  first  above  written.

                         USA  TECHNOLOGIES,  INC.


                              /s/ Stephen P. Herbert
                         By: ______________________
                         Stephen  P.  Herbert,
                         President

                         /s/ George R. Jensen, Jr.
                         ___________________________
                         GEORGE  R.  JENSEN,  JR.




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